Exhibit 10.7

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March 29 2011, is made by and between Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Pledgor”), and Behringer Harvard Holdings, LLC, a Delaware limited liability company (the “Lender”).

RECITALS

A.            Lender has agreed to make advances of monies to Pledgor in an amount up to Two Million Five Hundred Thousand Dollars ($2,500,000.00).

B.            Pledgor has executed and delivered to Lender that certain Secured Promissory Note, dated March       , 2011 (the “Note”) in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

C.            To secure the obligations under the Note, Pledgor has agreed to pledge and deposit with Lender the collateral hereinafter described

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.             Defined Terms. Unless otherwise defined herein, terms defined in this Agreement have such defined meanings when used herein

“Joint Ventures.”  The joint venture or partnership arrangements in which the Pledgor or the Partnership is a partner, member or shareholder.

“Loan.”  Any indebtedness or obligation in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including Mortgages and mezzanine loans.

“Mortgages.”  In connection with mortgage financing provided, invested in or purchased by the Pledgor, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“Net Sales Proceeds.”  In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Pledgor, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Pledgor, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Pledgor from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Pledgor (other than those paid by the Joint Venture).  In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments to the extent such interest accrues at a rate of less than ten percent (10%) per annum) less the amount of selling expenses incurred by or on behalf of the Pledgor, including all commissions closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Pledgor, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Pledgor in connection with such transaction or series of transactions.  Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Pledgor determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Pledgor. Net Sales Proceeds shall not include any reserves established by the Pledgor in its sole discretion.

“Partnership.”  Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, through which the Pledgor may own assets.

“Property” or “Properties.”  As the context requires, any, or all, respectively, of the Real Property acquired by the Pledgor, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

“Real Property.”  Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Sale” or “Sales.”  (i) Any transaction or series of transactions whereby: (A) the Pledgor or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, and including any event with respect to any Property which results in the Pledgor receiving a significant amount of insurance proceeds or condemnation awards; (B) the Pledgor or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Pledgor or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which results in the Joint Venture receiving insurance claims or condemnation awards; (D) the Pledgor or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Pledgor or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

2.             Pledge.  In consideration of Lender lending the amounts under the Note to Pledgor, Pledgor hereby assigns, pledges and grants to Lender a security interest in, all of its right, title and interest in and to the Net Sales Proceeds from the Sale of a Property and the proceeds to the Borrower from the refinancing of any Loan (the “Pledged Collateral”); provided, however, that in the event that the pledge of any of the proceeds specified herein would cause the Pledgor or the Partnership to default under any Loan, those proceeds shall be excluded from the Pledged Collateral.

3.             Security For Obligations.  This Agreement secures the payment of all obligations of Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, including attorney’s fees, expenses or any additional amounts payable to Lender thereunder, and all obligations of Pledgor now or hereafter existing under this Agreement (collectively, the “Obligations”).

4.             Delivery of Pledged Collateral.  All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender.  Lender shall have the right, at any time in its discretion and with notice to Pledgor, to transfer to, or to register in the name of, Lender or any of its nominees, the Pledged Collateral, subject only to the revocable rights specified in Section 5 hereof.

5.             Payment of Obligations; Release of Collateral.  Upon payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of the Pledged Collateral.

6.             Protection of Pledged Collateral.   Pledgor shall not grant a security interest in the Pledged Collateral to any other person or entity without the prior written consent of Lender.

7.             Representations and Warranties of Pledgor.  Pledgor represents and warrants that as of the date hereof:

(a)           This Agreement constitutes a valid, legal and binding obligation of Pledgor enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Pledgor is not in contravention of any prior obligation of Pledgor or of any obligation with respect to the Pledged Collateral; and

(b)           The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement creates a valid first lien and a first perfected security interest in the Pledged

Collateral, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement to grant to any third party a security interest in the Pledged Collateral.

8.             Covenant of Pledgor.  Pledgor covenants and agrees that he will defend Lender’s right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims of all persons.

9.             Default.  In the event that Pledgor fails to perform any of its Obligations or comply with the covenants under the terms of this Agreement or the Note (each such failure, an “Event of Default”), and Pledgor fails to cure such Event of Default after fifteen (15) days written notice by Lender to Pledgor of such Event of Default, Lender shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Texas.

10.           Waivers.  Pledgor assents to any extension or waiver of any obligation of Pledgor secured hereby.  Lender shall have no duty with respect to the preservation or protection of the Pledged Collateral or any income thereof or the preservation or protection of any rights against other parties with respect thereto.  Lender may exercise any rights it may have hereunder against Pledgor or the Pledged Collateral, after having given notice to Pledgor, whether or not it has given any other party any notice or otherwise taken any action against any other party or assets for the enforcement of such rights.

No waiver or modification of any of the provisions hereof shall be binding upon Lender unless in writing and signed by a duly authorized representative thereof, and no waiver by Lender of any right it may have hereunder shall be deemed a waiver of any other rights it may have.  All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently.

11.           Assignment.  Pledgor shall not pledge, assign or otherwise transfer any or all of its rights in the Pledged Collateral, without the prior written consent of Lender.

12.           Costs.  Pledgor shall pay all costs, including, without limitation, reasonable attorneys’ fees, incurred by Lender in protecting, enforcing or releasing any of Lender’s rights hereunder.

13.           Additional Documents.  Upon the request of Lender, Pledgor will execute and deliver such further documents and take such further action as Lender may reasonably request in order to fully effect the purposes of this Agreement.

14.           Notices.  Any notice, demand, instruction or other communication required or permitted to be given hereunder shall be in writing, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Pledgor:	Behringer Harvard Opportunity REIT I, Inc. 15601 Dallas Parkway Suite 600 Addison, Texas 75001

To the Lender:	Behringer Harvard Holdings, LLC 15601 Dallas Parkway Suite 600 Addison, Texas 75001

15.           Choice of Law; Venue.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

16.           Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:
Kymberlyn K. Janney
Chief Financial Officer and Treasurer

LENDER

BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company

By:
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal and Secretary